AGREEMENT FOR PURCHASE AND SALE OF STOCK

                                      among

                          GEC ACQUISITION CORPORATION,

                          EXIGENT INTERNATIONAL, INC.,

                         GEC NORTH AMERICA CORPORATION,

                               ROGER A. GILMARTIN,

                            JACQUELINE R. GILMARTIN,

                                DEBORAH M. BOWEN

                                       and

                                 MARK W. BRYDGES


                          Dated as of November 19, 1999






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                                TABLE OF CONTENTS

                                    ARTICLE I
FORM OF TRANSACTION............................................................1

   Section 1.1   Purchase and Sale.............................................1
   Section 1.2   Closing.......................................................3

                                   ARTICLE II

DELIVERY OF STOCK AND EMPLOYMENT AGREEMENTS....................................4

   Section 2.1   Closing Procedure.............................................4
   Section 2.2   Closing of Transfer Books.....................................5

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJORITY SHAREHOLDERS....5

   Section 3.1   Organization and Good Standing................................5
   Section 3.2   Articles of Incorporation and Bylaws..........................5
   Section 3.3   Capitalization................................................6
   Section 3.4   Company Subsidiaries..........................................7
   Section 3.5   Corporate Authority...........................................8
   Section 3.6   Compliance with Applicable Law................................8
   Section 3.7   Non-Contravention.............................................9
   Section 3.8   Consents......................................................9
   Section 3.9   Absence of Certain Changes or Events..........................9
   Section 3.10  Actions and Proceedings......................................10
   Section 3.11  Financial Statements.........................................10
   Section 3.12  No Undisclosed Liabilities...................................10
   Section 3.13  Contracts and Commitments....................................10
   Section 3.14  Taxes........................................................12
   Section 3.15  Title to Assets..............................................14
   Section 3.16  Accounts.....................................................14
   Section 3.17  Leases and Other Arrangements................................14
   Section 3.18  Foreign Corrupt Practices Act................................15
   Section 3.19  Antiboycott..................................................15
   Section 3.20  Export Licensing and Customs.................................15
   Section 3.21  Employee Payments and Benefits...............................15
   Section 3.22  Compensation.................................................16
   Section 3.23  Embargoes....................................................16
   Section 3.24  Intellectual Property........................................16
   Section 3.25  Employee Benefit Plans; ERISA................................17
   Section 3.26  Environmental Matters........................................20
   Section 3.27  Labor Matters................................................22
   Section 3.28  Employees....................................................23
   Section 3.29  Suppliers....................................................23
   Section 3.30  Customers....................................................24
   Section 3.31  Accounts Receivable and Contracts Receivable; Prepaids.......24
   Section 3.32  Inventory....................................................24
   Section 3.33  Professional Fees............................................25
   Section 3.34  Affiliate Transactions.......................................25
   Section 3.35  Takeover Laws................................................25
   Section 3.36  Brokers......................................................25
   Section 3.37  Disclosure...................................................25

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUISITION.................................26

   Section 4.1   Organization and Good Standing...............................26
   Section 4.2   Corporate Authority..........................................26
   Section 4.3   Government Approvals; Required Consents......................27
   Section 4.4   Non-contravention............................................27
   Section 4.5   Brokers......................................................27

                                    ARTICLE V

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................27

   Section 5.1   Authority....................................................27
   Section 5.2   Non-Contravention............................................28
   Section 5.3   Government Approvals; Required Consents......................28
   Section 5.4   Title to Shares of Company Stock.............................28
   Section 5.5   Performance under Employment Agreements......................28
   Section 6.6   Disclosure...................................................28

                                   ARTICLE VI

CONDUCT OF BUSINESS PENDING CLOSING...........................................28

   Section 6.1   Conduct of Business by the Company Pending Closing...........28
   Section 6.2   Effect of Failure to Comply..................................30

                                   ARTICLE VII

ADDITIONAL AGREEMENTS AND COVENANTS...........................................31

   Section 7.1   Access and Information.......................................31
   Section 7.2   No Solicitation..............................................31
   Section 7.3   Reasonable Best Efforts......................................31
   Section 7.4   Public Disclosure; Confidentiality...........................32
   Section 7.5   Expenses.....................................................33
   Section 7.6   Supplemental Disclosure......................................34
   Section 7.7   Disclosure Statements........................................34
   Section 7.8   Employee Bonus...............................................34
   Section 7.9   Automobile Leases............................................35
   Section 7.10  Officer Releases and Employee Offers of Employment...........35
   Section 7.11  Release from Stock Grant Program.............................35
   Section 7.12  Line of Credit...............................................36
   Section 7.13  Disputed Contract Amount.....................................37
   Section 7.14  Lien Search..................................................37
   Section 7.15  Supplemental Financial Statement.............................37
   Section 7.16  Stockholders'Equity..........................................37
   Section 7.17  Shareholder Loan.............................................37
   Section 7.18  Company Checks...............................................37
   Section 7.19  Option Plans.................................................37
   Section 7.20  Insurance....................................................37
   Section 7.21  Audit of Company's Financial Statements......................37
   Section 7.22  Effect of Failure to Comply..................................38

                                  ARTICLE VIII

CONDITIONS TO CONSUMMATION....................................................38

   Section 8.1   Conditions to Each Party's Obligation to Effect
                    Transactions..............................................38
   Section 8.2   Conditions to Obligation of Acquisition......................38
   Section 8.3   Conditions to Obligation of the Shareholders.................40
   Section 8.4   Conditions Among Shareholders................................40

                                   ARTICLE IX

POST-CLOSING OBLIGATIONS......................................................41

   Section 9.1   Profit Sharing Plan..........................................41
   Section 9.2   Short Year Tax Return........................................41
   Section 9.3   Post-Closing Audit...........................................42

                                    ARTICLE X

RESTRICTIVE COVENANTS.........................................................42

   Section 10.1   General.....................................................42
   Section 10.2   Protectable Interests.......................................42
   Section 10.3   Covenant Not To Compete.....................................43
   Section 10.4   Solicitation of Customers...................................44
   Section 10.5   Solicitation of Employees...................................44
   Section 10.6   Confidential Information....................................44
   Section 10.7   Severability................................................45
   Section 10.8   Cost of Litigation..........................................45
   Section 10.9   Third Party Beneficiary.....................................45
   Section 10.10  Enforcement.................................................45
   Section 10.11  Assignment..................................................45


                                   ARTICLE XI

TERMINATION...................................................................46

   Section 11.1   Termination.................................................46
   Section 11.2   Effect of Termination.......................................46


                                   ARTICLE XII

SURVIVAL AND INDEMNIFICATION..................................................46

   Section 12.1   Survival....................................................46
   Section 12.2   Obligation of  Shareholders to Indemnify....................47
   Section 12.3   Remedies Non-Exclusive......................................48
   Section 12.4   Procedure for Indemnification...............................49
   Section 12.5   Promissory Note.............................................50


                                  ARTICLE XIII

GENERAL PROVISIONS............................................................50

   Section 13.1   Amendment and Modification..................................50
   Section 13.2   Waiver......................................................50
   Section 13.3   Notices.....................................................51
   Section 13.4   Descriptive Headings; Interpretation........................52
   Section 13.5   Entire Agreement; Assignment................................53
   Section 13.6   Governing Law...............................................53
   Section 13.7   Enforcement.................................................53
   Section 13.8   Submission to Jurisdiction..................................53
   Section 13.9   Severability................................................54
   Section 13.10  Knowledge...................................................54
   Section 13.11  Counterparts................................................54

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


     AGREEMENT FOR PURCHASE AND SALE OF STOCK, dated as of November 19, 1999 (this "Agreement"), by and among GEC ACQUISITION CORPORATION, a corporation organized under laws of the State of Nevada ("Acquisition"), EXIGENT INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware ("Parent"), GEC NORTH AMERICA CORPORATION, a Nevada corporation (the "Company"), and ROGER A. GILMARTIN, JACQUELINE R. GILMARTIN, DEBORAH M. BOWEN and MARK W. BRYDGES who are shareholders of the Company (collectively referred to as the "Shareholders"). Roger A. Gilmartin and Jacqueline R. Gilmartin shall collectively be referred to as the "Majority Shareholders". Deborah M. Bowen and Mark W. Brydges may sometimes collectively be referred to as the "Minority Shareholders".

     WHEREAS, the board of directors of Acquisition has approved the acquisition of the issued and outstanding capital stock of the Company owned by the Shareholders;

     WHEREAS,  Parent  which owns one hundred  percent  (100%) of the issued and
outstanding   capital  stock  of  Acquisition   has  approved  the   transaction
contemplated by this Agreement;

     WHEREAS,  the board of  directors  of the  Company has  recommended  to the
Shareholders  the   consummation  of  the  transactions   contemplated  by  this
Agreement; and

     WHEREAS, the Shareholders have agreed to enter into and consummate this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               FORM OF TRANSACTION

     SECTION 1.1 PURCHASE AND SALE.

          (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as hereinafter defined), Acquisition shall purchase from the Shareholders all of the issued and outstanding shares of the voting common stock, Class "A" stock, authorized by the articles of incorporation of the Company, par value one tenth of one cent ($0.001), ("Voting Stock") and all of the issued and outstanding shares of the nonvoting common stock, Class "B" stock, authorized by the articles of incorporation of the Company, par value one tenth of one cent ($0.001), ("Nonvoting Stock")
(collectively referred to as "Company Stock"). In consideration for the conveyance, transfer and delivery of the Company Stock by the Shareholders to Acquisition at Closing (as hereinafter defined), Acquisition shall pay to the Shareholders the amounts described below (the "Purchase Price"). At the Effective Time, Roger A. Gilmartin, Deborah M. Bowen and Mark W. Brydges shall also become employees of Acquisition pursuant to employment agreements hereinafter described.

          (b) At Closing, Acquisition shall deliver to the Shareholders cash or instruments conveying immediately available funds to the Shareholders in the amount of two million two hundred seventy thousand dollars ($2,270,000.00).

          (c) (i) At Closing, Acquisition shall deliver to the Majority Shareholders a negotiable, subordinated promissory note payable by Acquisition to the Shareholders in the principal amount of one million dollars ($1,000,000.00) (the "Promissory Note") which bears interest at the rate of eight percent (8%) per annum, has a term of four (4) years, and requires the payment of sixteen (16) equal quarterly installment payments of principal and interest beginning on the date which is three (3) months after the Closing Date. Payments under the Promissory Note shall be subject to offset to secure the obligations of the Majority Shareholders as described in Section 12.5.

               (ii) The Promissory Note shall be subordinated to any senior indebtedness of Acquisition and/or Parent which means:

                    (1) the principal, premium, if any, interest and all other amounts owed in respect of all Acquisition's and/or Parent's

                         (A) indebtedness for money borrowed, and

                         (B) indebtedness  evidenced by securities,  debentures,
bonds or other similar instruments,

                    (2) all of Acquisition's and/or Parent's capital lease obligations,

                    (3) all obligations issued or assumed by Acquisition and/or Parent as the deferred purchase price of property, all of Acquisition's and/or Parent's conditional sale obligations and all of Acquisition's and/or Parent's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and excluding any deferred payment obligation issued by Acquisition and/or Parent for the acquisition of capital stock, partnership interests or any other form of equity ownership interest of an entity or the acquisition of the operating assets of an entity),

                    (4) all of Acquisition's and/or Parent's obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction,

                    (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which Acquisition and/or Parent is responsible or liable as obligor, guarantor or otherwise, and

                    (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of Acquisition's and/or Parent's properties or assets (whether or not such obligation is assumed by Acquisition and/or Parent, except for any indebtedness between or among Acquisition and its Affiliates (as hereinafter defined).

               (iii) The form of the Promissory Note shall be substantially in the form attached hereto as Schedule 1.1(c)(iii) which is incorporated herein by reference.

          (d) At Closing, Parent shall issue its guaranty of the Promissory Note to the Majority Shareholders (the "Guaranty") in the form attached hereto as
Schedule 1.1(d) which is incorporated herein by reference. The Guaranty shall be subordinated in the same manner as the Promissory Note is subordinated to any senior indebtedness of Acquisition and/or Parent as described in subsection 1.1(c)(ii) above.

          (e) The Purchase Price shall be allocated among the Shareholders and apportioned to Voting Stock and Nonvoting Stock in accordance with Table 1.2(e) below.

                                  Table 1.2(e)

   Shareholder/Share Class              Cash               Promissory Note
------------------------------- ----------------------- ------------------------

Roger A. Gilmartin                  $962,500.00              $500,000.00
Voting Stock

Jacqueline R. Gilmartin             $962,500.00              $500,000.00
Voting Stock

Deborah M. Bowen                    $140,000.00                    $0.00
Voting Stock

Mark W. Brydges                     $205,000.00                    $0.00
Nonvoting Stock


     SECTION 1.2 CLOSING.

          (a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wishart, Norris, Henninger & Pittman, P.A., 6832 Morrison Boulevard, Charlotte, North Carolina 28211 on the second business day after which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and such other time and place as Acquisition and the Company shall agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date"), but in no event later than November 30, 1999, except as provided in subsections 1.2(c) and 1.2(d). The Effective Time shall be the close of business on the Closing Date.

          (b) Notwithstanding the provisions of subsection 1.2(a) above, if any of the conditions set forth in Section 8.1 have not been satisfied on or before the second business day prior to the Closing Date, Acquisition, the Company and the Shareholders jointly may waive said conditions and proceed to Closing or extend the Closing Date by mutual agreement.

          (c) Notwithstanding the provisions of subsection 1.2(a) above, if on the second business day prior to the Closing Date, any of the conditions set forth in Section 8.2, except subsection 8.2(e), has not been satisfied or waived by the Company and the Shareholders, Acquisition shall have the right in its sole and absolute discretion to extend the Closing Date on written notice to the Company and the Shareholders to the earlier of the second business day after all such conditions have been satisfied or waived, or December 17, 1999.

          (d) Notwithstanding the provisions of subsection 1.2(a) above, if on the second business day prior to the Closing Date, any of the conditions set forth in Section 8.3 has not been satisfied or waived by the Company and the Shareholders, the Company and the Majority Shareholders (acting jointly) shall have the right in their sole and absolute discretion to extend the Closing Date on written notice to Acquisition and to each other Shareholder to the earlier of the second business day after all such conditions have been satisfied or waived, or December 17, 1999.

                                   ARTICLE II

                   DELIVERY OF STOCK AND EMPLOYMENT AGREEMENTS

     SECTION 2.1 CLOSING PROCEDURE.

          (a)  At  Closing,   each  Shareholder  shall  deliver  to  Acquisition
certificates representing the shares of the Company Stock owned by such Shareholder endorsed in the name of Acquisition or accompanied by an irrevocable stock power or other instrument sufficient to transfer ownership of the Company Stock to Acquisition, free and clear of Liens (as hereinafter defined).

          (b) At Closing,  the  Shareholders  shall deliver to  Acquisition  all
other  documents,  instruments,   opinions,  assignments  and  other  deliveries
required by other provisions of this Agreement.

          (c) At Closing, the Shareholders shall deliver to Acquisition the corporate minute book of the Company, stock transfer ledger of the Company and the minutes of each meeting of the Company's Shareholders and its board of directors, each resolution enacted by the Company's board of directors and Shareholders or written consents in lieu of resolutions as permitted by the Company's articles of incorporation, bylaws or the law of the state of its incorporation, the corporate seal of the Company, and all books and records pertaining to the Company.

          (d) At or prior to Closing, each of Roger A. Gilmartin, Deborah M. Bowen and Mark W. Brydges ("Employee Shareholders") shall have executed and delivered to Acquisition the employment agreements attached hereto as Schedules 2.1(d)-1, 2.1(d)-2 and 2.1(d)-3, respectively.

          (e) At Closing, Acquisition shall have executed the employment agreements described in subsection 2.1(d) above provided each of such employment agreements shall have been executed by the respective Employee Shareholder. Upon execution of such employment agreements by Acquisition under the condition described in this subsection 2.1(e), Parent shall guaranty the obligations of Acquisition by executing such employment agreements as the guarantor described thereon.

          (f) At Closing, Acquisition shall deliver to the Shareholders the Purchase Price.

          (g) At Closing, Parent shall deliver to the Majority Shareholders the Guaranty.

     SECTION 2.2 CLOSING OF TRANSFER BOOKS.

     At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made.

                                   ARTICLE III

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJORITY SHAREHOLDERS


     Except as set forth in the Company disclosure schedule attached hereto and incorporated herein by reference (the "Company Disclosure Schedule") (the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer), the Company and each of the Majority Shareholders, jointly and severally, represent and warrant to Acquisition and Parent as follows:

     SECTION 3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the
State of  Nevada  and has the  corporate  power  and  authority  to carry on its business  as it is now being  conducted.  The  Company  is duly  qualified  as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

     SECTION 3.2 ARTICLES OF INCORPORATION AND BYLAWS. True, correct and complete copies of the articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries have been made available to Acquisition. The articles of incorporation, bylaws and other organizational documents of the Company are in full force and effect. The Company is not in violation of any material provision of its articles of incorporation, bylaws or other organizational documents. Any merger, consolidation, share exchange or other reorganization (collectively "Reorganization") involving the Company was effectuated in accordance with Applicable Law (as hereinafter defined) and the surviving corporation in any Reorganization succeeded to all of the ownership interests of the properties, assets and businesses of each other entity in the Reorganization.

     SECTION 3.3 CAPITALIZATION.

          (a) As of the date hereof, the authorized capital stock of the Company consists of four million (4,000,000) shares of Voting Stock, par value one tenth of one cent ($0.001) per share, and one million (1,000,000) shares of Nonvoting Stock, par value one tenth of one cent ($0.001) per share. As of the date hereof:

               (i) three million five thousand (3,005,000) shares of Voting Stock are issued and outstanding as follows:

                Roger A. Gilmartin       one million five hundred thousand
                                            (1,500,000) shares
                Jacqueline R. Gilmartin  one million five hundred thousand
                                            (1,500,000) shares
                Deborah M. Bowen         five thousand (5,000) shares

               (ii) three thousand seven hundred fifty (3,750) shares of Nonvoting Stock are issued and outstanding as follows:

                Mark W. Brydges         three thousand seven hundred fifty
                                         (3,750) shares

               (iii) all of the issued and outstanding shares of Company Stock are validly issued, fully paid, nonassessable and free of restrictions on transfer and preemptive rights;

               (iv) no (0) shares of Voting Stock and no (0) shares of Nonvoting Stock are held in the treasury of the Company; and

               (v) unvested stock bonuses to acquire fifteen thousand (15,000) shares of Voting Stock and thirty one thousand two hundred fifty (31,250) shares of Nonvoting Stock are outstanding, and no unvested stock bonuses of Voting Stock and no unvested stock bonuses of Nonvoting Stock remain reserved for issuance under option plans of the Company.

          (b) Except as described in this Section 3.3 and as contemplated by this Agreement:

               (i) as of the Effective Time, no shares of capital stock or other equity securities of the Company shall be authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries, requiring the Company to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries by sale, lease, license or otherwise;

               (ii) the Company and its Subsidiaries have no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or its Subsidiaries;

               (iii) neither the Company nor any of its Subsidiaries directly or indirectly, own, or has not agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to the Company; and

               (iv) there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or, to the best knowledge of the Company, is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

     SECTION 3.4 COMPANY SUBSIDIARIES. Schedule 3.4 of the Company Disclosure Schedule sets forth a list of each Company Subsidiary; its authorized, issued and outstanding capital stock or other equity interests; the percentage of such capital stock or other equity interests owned by the Company or any Company Subsidiary, and the identity of such owner; the capital stock reserved for future issuance pursuant to outstanding options or other agreements; and the identity of all parties to any such option or other agreement. Each Subsidiary of the Company is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of the Company has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All of the outstanding shares of capital stock or other ownership interests in each of the Company's Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of all pledges, claims, options, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, ALiens"), and are not subject to preemptive rights created by statute, such Subsidiary's articles of incorporation or bylaws or equivalent organizational documents or any agreement to which such Subsidiary is a party. As used in this Agreement, a ASubsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests) and of which is owned directly or indirectly by such person.

     SECTION 3.5 CORPORATE AUTHORITY.

          (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by its board of directors and the Shareholders and, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms except that:

               (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally; and

               (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Prior to execution and delivery of this Agreement, the board of directors of the Company at a meeting duly called and held or acting by unanimous written consent in lieu of meeting pursuant to laws of the place of incorporation of the Company has approved this Agreement and the other transactions contemplated hereby.

          (c) Prior to execution and delivery of this Agreement, the Shareholders of the Company at a meeting duly called and held or acting by written consent in lieu of meeting pursuant to laws of the place of incorporation of the Company have approved this Agreement and the other transactions contemplated hereby.

     SECTION 3.6 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Schedule
3.6 of the Company Disclosure Schedule, each of the Company and its Subsidiaries
(i)  holds,  and is in  compliance  with the terms of,  all  permits,  licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of their respective businesses ("Company Permits"), (ii) with respect to the Company Permits, no action or proceeding is pending or, to the best knowledge of Company, threatened, (iii) the business of the Company and its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law") of any federal, state, local, foreign or multinational legislature, court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission (a "Governmental Entity"), and (iv) no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the best knowledge of the Company, threatened.

     SECTION 3.7 NON-CONTRAVENTION. Except as set forth in Schedule 3.8 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, commitment, instrument, permit, concession, franchise, right or license (any of the foregoing, a "Contract") applicable to the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (iii) subject to the governmental filings discussed in Section 3.8, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

     SECTION 3.8 CONSENTS. Except as set forth in Schedule 3.8 of the Company Disclosure Schedule, no notice to or filing with, and no authorization, consent or approval of, any person or entity is necessary to the consummation of the transactions contemplated hereby or to Acquisition's conduct of the historic business of the Company after Closing, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local. Copies of each of the consents included in Schedule 3.8 have been heretofore delivered by the Company to Acquisition and such copies are true and complete and include all amendments, supplements and modifications thereto.

     SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, the Company and each of its Subsidiaries has conducted its businesses and operations in the ordinary and usual course consistent with past practice and there has not occurred (i) any event, condition or occurrence having or that would reasonably be expected to have, individually or in the aggregate, a materially adverse effect, individually or in the aggregate, on the business, financial condition or results of operations of the Company or its Subsidiaries;
(ii) any damage, destruction or loss (whether or not covered by insurance) having or which would reasonably be expected to have, individually or in the aggregate, a materially adverse effect, individually or in the aggregate, or the business, financial condition or results of operations of the Company or its Subsidiaries; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock; and/or (iv) any event during the period from December 31, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.1 hereof.

     SECTION 3.10 ACTIONS AND PROCEEDINGS. Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify. There are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the best knowledge of the Company and the Majority Shareholders, threatened against the Company or any of its Subsidiaries, any of their properties, assets or business, or any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify.

     SECTION 3.11 FINANCIAL STATEMENTS. Attached as Schedule 3.11 of the Company Disclosure Schedule is a true and complete copy of the Company's Balance Sheet as of December 31, 1996, December 31, 1997, December 31, 1998 and October 30, 1999 and the related Statements of Operations, Cash Flows and Shareholders' Equity and Financial Statement notes for the reporting period then ended (the "Financial Statements"). Except as set forth in Schedule 3.11, the Financial Statements and the Supplemental Financial Statement described in Section 7.16
(a) are in accordance with the Company's books and records and present fairly, as of their respective dates, the Company's financial condition and the results of its operations for the period covered, (b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) contain adequate reserves for all liabilities, losses and costs in excess of expected receipts and for all discounts, credits or refunds with respect to services or products already rendered or sold.

     SECTION 3.12 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), whether due or to become due and whether fixed or contingent, except (a) liabilities fully reflected or reserved against in the October 30, 1999 Financial Statement,
(b) liabilities that have arisen in the ordinary course of business since October 30, 1999, and (c) liabilities and obligations identified in Schedule
3.12 or otherwise identified in this Agreement or any of the schedules or exhibits hereto.

     SECTION 3.13 CONTRACTS AND COMMITMENTS. Set forth in Schedule 3.12 of the Company Disclosure Schedule hereto is an accurate and complete description of all the following contracts, agreements and other arrangements, and any amendments, supplements or modifications thereto, to which the Company is a party or by which it is bound, and which have not been fully performed:

          (a) All contracts, agreements or commitments in respect of (i) the sale of products or services, or for the purchase of raw materials, equipment, supplies, other products or utilities and (ii) services of any subcontractor or any other independent contractor, other than contracts, agreements or commitments that involve payments or receipts by the Company of less than ten thousand dollars ($10,000.00) in any single case and are terminable by the Company or are to be performed fully within three (3) months from the date hereof;

          (b) All outstanding contracts with officers, employees, agents, consultants, advisors, salespersons, sales representatives, distributors or dealers, and all collective bargaining agreements;

          (c) All stock option, profit-sharing, pension, retirement, thrift, 401(k), bonus, deferred compensation, severance pay, welfare, medical, dental, disability, life or other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding;

          (d) Any agreement whereby the Company is restricted from carrying on its business in any respect or in any location;

          (e) Any debt obligation for the deferred purchase price of goods or services or for borrowed money, including as guarantor, surety, endorser, co-maker or indemnitor, or agreements to acquire any such debt obligation of others;

          (f)  Any  mortgage,   deed  of  trust,  security  agreement  or  other
instrument creating any lien against any properties or assets utilized in the business of the Company;

          (g) Any contract or arrangement not in the ordinary course of business, including, without limitation, any preferential rights to purchase any of the assets utilized in the business of the Company, any limitations on the freedom of the Company to engage in business of any kind in any geographical area, or any continuing arrangements for future purchase of materials, supplies or equipment;

          (h) Any agreements, contracts or commitments for the provision of goods or services (including all proposals, bids and matters included in the Company's backlog, whether or not cancelable) of a value in excess of twenty thousand dollars ($20,000.00) in any single case;

          (i)  Any  agreements,   contracts  or  commitments  with  any  agents,
consultants or independent or general contractors, or any power of attorney or similar authorization outstanding;

          (j) Any contract or arrangement with a Shareholder or members of his family, or entities controlled by him (each of which contracts and arrangements is hereby represented to have been negotiated at arm's length and on terms that are fair to the Company); and

          (k) All contracts, agreements or commitments other than those of the types covered by paragraphs (a) through (j) inclusive that either (i) involve payments or receipts by the Company of more than ten thousand dollars ($10,000.00) in any single case, are not terminable by the Company, and are not to be fully performed within three (3) months from the date hereof or (ii) otherwise materially affect the condition (financial or other) or prospects of the Company.

          To the best knowledge of the Company and the Majority Shareholders all the contracts, agreements and other arrangements, as amended, described in
Schedule 3.13 are valid, binding and enforceable and in full force and effect, and there are no (i) notices of violation or (ii) existing defaults (or events that, with notice or lapse of time or both, would constitute defaults) on the part of the Company or, to the best knowledge of the Company and the Majority Shareholders, on the part of any other party thereto, which default would have a material adverse affect on the Company's operations, properties, assets or financial condition, and the Company and the Majority Shareholders have not received notice of any such default, nor does the Company or the Majority Shareholders know of any facts or circumstances that would reasonably indicate the Company will be or may be in default under any such contract, agreement or other arrangement. Copies of all the contracts, agreements and other arrangements described in Schedule 3.13 have been heretofore delivered by the Company to Acquisition and such copies are true and complete and include all amendments, supplements and modifications thereto. Except as set forth in
Schedule 3.13, the Company is not a party to any contract for the provisions of goods or services under which the cost to complete (estimated in good faith) exceeds the amount remaining to be billed by more than ten thousand dollars ($10,000.00). All of the Company's prior contracts, projects and installations have been performed in a professional and workmanlike manner in accordance with prevailing standards of skill and care and in full compliance with all prevailing laws, rules, ordinances, governmental regulations or orders of any governmental authority and/or jurisdiction applicable to such contracts, projects and installations, and there has been no negligence or other basis for claim based on such performance.

     SECTION 3.14 TAXES.

          (a) The Company and each of its Subsidiaries has timely filed, or been included in, all material federal, state, local and foreign income, franchise, sales and other Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company or any of its Subsidiaries;

          (b) as of the time of filing, all such Tax Returns were true, correct and complete, in all material respects, and correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries and any other material information required to be shown therein;

          (c) the Company and its Subsidiaries have timely paid to the appropriate taxing authority, or have made provision for, all material Taxes shown as due on such Tax Returns with respect to the Company and any of its Subsidiaries;

          (d) the unpaid Taxes of the Company and its Subsidiaries (i) do not, as of the date hereof, materially exceed the reserves for Taxes (other than reserves for deferred Taxes) reflected on the books and records of the Company and its Subsidiaries and (ii) will not materially exceed that reserve as adjusted for operations and transactions through the Effective Time in accordance with GAAP and the past custom and practice of the Company and its Subsidiaries;

          (e) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file or send any Tax Return, which Tax Return has not since been filed or sent;

          (f) except as set forth on Schedule 3.14 of the Company Disclosure Schedule, no material deficiency for Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries (or any member of any affiliated or combined group of which the Company or any of its Subsidiaries is or has been a member for which either the Company or any of its Subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings and set forth in the Company Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question);

          (g) to the knowledge of the Company, no material issue has been raised during the past five (5) years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined;

          (h) neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax claims other than those being contested in good faith by appropriate proceedings;

          (i) neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any person (other than the Company or its Subsidiaries) including, without limitation, liability arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law;

          (j) neither the Company nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member;

          (k) neither the Company nor any of its Subsidiaries is a party to any agreement, Contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code");

          (l) there are no Liens for Taxes on any assets of the Company or of any of its Subsidiaries (other than statutory liens for current Taxes not yet due);

          (m) the Company and its Subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment and all other material payroll Taxes required (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) to be withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, shareholder or other third party; and

          (n) neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

          As used in this Agreement, the term "Tax" (or "Taxes") means, with respect to any person, (i) all taxes, charges, fees, levies, duties, imposts or other assessments, including, without limitation, net income, gross income, gross receipts, excise, property, sales, use, ad valorem, profits, franchise, capital stock, registration, transfer, gains, license, payroll, withholding requirement of another person's income or property, employment, excise, severance, stamp, occupation, disability, premium, value-added, windfall profits, social security (or similar), custom duty or other tax, governmental fee, alternative or add-on minimum, estimated or other like assessment or charge of any kind whatsoever, together with any interest, or penalties or additions thereto imposed, or required to be withheld, by a taxing authority of the United States, or any state, local or foreign government or subdivision or agency thereof, and (ii) any liability of such person for the payment of any amount of the type described in clause (i) as a result of such person's being a member of an affiliated or combined group. As used in this Agreement, the term "Tax Return" means any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with Taxes.

     SECTION 3.15 TITLE TO ASSETS. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, the Company has good, valid and marketable title to all of its assets and properties, including all the assets reflected on the Financial Statement dated October 30, 1999, free and clear of all title defects or objections, mortgages, judgments, pledges, liens, claims, charges, security interests (UCC or otherwise), or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements. Schedule 3.15 includes a list of all tangible personal property owned by the Company.

     SECTION 3.16 ACCOUNTS. Schedule 3.16 of the Company Disclosure Schedule contains a schedule setting forth and describing (i) all bank accounts owned or maintained by the Company and all authorized signatories with respect thereto; and (ii) safety deposit boxes maintained by the Company and all persons having access with respect thereto.

     SECTION 3.17 LEASES AND OTHER ARRANGEMENTS. Set forth in Schedule 3.17 of the Company Disclosure Schedule is a true and complete list of all leases and other rental, use or service arrangements pursuant to which the Company rents, leases or subleases real or personal property. All such leases and rental or other arrangements are valid, binding and enforceable in accordance with their terms, and are in full force and effect. There are no existing defaults by any party thereunder and no event or condition has occurred or presently exists that, with notice or lapse of time or both, would constitute a default thereunder. All amounts now due and payable under each of such leases and arrangements, whether as rent or otherwise, have been paid in full and the Company and each other party to such leases have complied with all other commitments and obligations required to be performed or observed thereunder. Copies of all the leases and other arrangements set forth in Schedule 3.17 have heretofore been made available to Acquisition.

     SECTION 3.18 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor controlled Affiliates of the Company, nor employees representing the Company or such controlled Affiliates, has within the past three (3) years knowingly offered or made payments, or offered or provided other inducements, to officials of any government with the intent to influence the governmental actions of those officials in a way that would violate U.S. federal or state laws against corrupt payments or inaccurate record keeping relating to such payments.

     SECTION 3.19 ANTIBOYCOTT. Neither the Company nor any controlled Affiliate of the Company has, within the past three (3) years, taken any actions that would violate U.S. laws and regulations against cooperation with unsanctioned foreign boycotts, including 15 C.F.R. 769, and 26 U.S.C. 999. The Company and its controlled Affiliates are in compliance with all U.S. laws and regulations that require the reporting of requests to cooperate with unsanctioned foreign boycotts.

     SECTION 3.20 EXPORT LICENSING AND CUSTOMS. The Company and all controlled Affiliates of the Company are in compliance with all U.S. laws and regulations regarding the licensing of exports, and with all U.S. laws and regulations regarding import duties, country-of-origin marking, and other customs requirements.

     SECTION 3.21 EMPLOYEE PAYMENTS AND BENEFITS.

          (a) All payments due from the Company on account of employee health and welfare insurance in respect of years and periods (and portions hereof) ended on or prior to the Closing Date were paid prior to the Closing Date or were accrued and are payable within thirty (30) days after the Closing Date. All severance payments which are or were due under the terms of any agreement, oral or written, in respect of years and periods (and portions hereof) ended on or prior to the Closing Date shall have been paid prior to the Closing Date or were accrued and are payable within thirty (30) days after the Closing Date. Schedule 3.21(a) of the Company Disclosure Schedule contains any payments described in this subsection 3.21(a) which have been accrued but shall remain unpaid as of the Effective Time.

          (b) Schedule 3.21(b) of the Company Disclosure Schedule describes any accrued vacation payments owed to each employee by number of hours accrued and rate of pay of each such employee.

     SECTION 3.22 COMPENSATION.

          (a) The rate of compensation, including salaries and bonuses, which was payable by the Company as of October 30, 1999 to any director, officer, consultant or any employee whose total compensation was in excess of eighty thousand dollars ($80,000.00) is set forth in the Company Disclosure Schedule.

          (b) As of October 30, 1999, there has not been, and pending the Closing there shall not be, any increase in the compensation payable or to become payable by the Company to any of its directors, officers, agents, consultants, or any of its employees; or any welfare, pension, retirement or similar payment or arrangement made or agreed to by the Company for the benefit of any director, officer, agent, consultant or employee.

          (c) Schedule 3.22 of the Company Disclosure Schedule sets forth any accrued bonuses which remain unpaid and any agreements or arrangements pursuant to which any bonus, percentage compensation, service award or other like benefit may be paid. Pending the Closing there shall not be granted bonuses, percentage compensation, service award or other like benefits to any director, officer, agent, consultant or employees of the Company or any agreements made or agreed to on behalf of the Company which would obligate the Company to pay any bonus, percentage compensation, service award or other like benefit for the benefit of any director, officer, agent, consultant or employee. At the Effective Time, all such bonuses, percentage compensation, service award or other like benefits shall have been paid and discharged in full.

     SECTION 3.23 EMBARGOES. The Company and all controlled Affiliates of the Company are in compliance with U.S. laws and regulations regarding U.S.
embargoes of Cuba, Iran, Iraq, Libya and North Korea. The Company further represents and warrants that neither the Company nor any controlled Affiliate of the Company owns, in whole or in part, or manages, operates, uses or benefits from property in Cuba that was nationalized by the Cuban Government after January 1, 1959.

     SECTION 3.24 INTELLECTUAL PROPERTY. A correct and complete schedule setting forth all patents, federal, state, or common law trademarks or service marks, trade name or brand name registrations and copyright registrations, and all pending applications and applications to be filed, if any, therefor, owned by the Company, is contained in the Company Disclosure Schedule. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of such patents, trademarks, service marks, trade names, brand names, copyrights, applications or licenses. The Company owns the entire right, title and interest in and to any and all trademarks, service marks, patents, and copyrights listed in the Company Disclosure Schedule. Each item listed in the Company Disclosure Schedule with respect to this Section 3.24 is free and clear of all Liens and encumbrances of every nature, is not currently being challenged in any way, has not lapsed or expired, and is not involved in any pending or threatened interference proceedings. No other patents, trademarks, service marks, trade names, brand names, copyrights, licenses or applications are necessary for the conduct of the business of the Company, as presently operated. To the best knowledge of the Company and the Majority Shareholders, the operations of the Company, the manufacture, use and sale by them of their products, the use by it of its machinery, equipment and processes, the use of its products by its customers for the purpose for which sold, and the use of their patents, trademarks, service marks, trade names, brand names, inventions, applications, licenses and advertising, technical or other literature, do not involve infringement; nor has the Company or the Majority Shareholders been advised of any claim of infringement by the Company of any proprietary right, patent, trademark, service mark, trade name or copyright of others. All trade secrets owned or used by the Company is owned by such entity free of any adverse claims, rights or encumbrances; and the Company has used reasonable efforts to protect its rights to continued secrecy thereof.

     None of the employees, officers or directors of the Company owns directly or indirectly, in whole or in part, any invention, patent, proprietary right, trademark, service mark, trade name, brand name or copyright or application for either of the foregoing:

          (a) which the Company is presently using; or

          (b) the use of which is necessary for the business of the Company as presently conducted.

     SECTION 3.25 EMPLOYEE BENEFIT PLANS; ERISA.

          (a) The only welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), employee pension benefit plans (as defined in Section 3(2) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangement, and other employee fringe benefit plans presently maintained by, or contributed to by the Company for the benefit of any current or former employee, director or independent contractor of the Company, or any dependent, family member or beneficiary of such an employee, director or independent contractor of the Company, are those listed on the Company Disclosure Schedule (the "Benefit Plans"). For purposes of this Section 3.25, "Company" means the Company and any ERISA Affiliate of the Company. For purposes of this Agreement, "ERISA Affiliate" means any entity aggregated with the Company at any time under Section 414 of the Code.

          (b) The Benefit Plans including, in the case of an informal or unwritten Benefit Plan, a written summary thereof, have been or will be made available to Acquisition for review, including, but not limited to, correct and complete copies of (i) all trust agreements or other funding arrangements for such Benefit Plans and all amendments thereto, (ii) with respect to any such Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, advisory opinions issued by the Internal Revenue Service or the Department of Labor, and voluntary filings or summaries of other corrective actions described in Revenue Procedure 98-22; and (iii) any written communication by the Company or any agent or representative of the Company or any Benefit Plan to any Company employee or any participant in or beneficiary of such Benefit Plan regarding the Benefit Plan.

          (c) The Company and each of the Benefit Plans are in compliance with the applicable provisions of ERISA, those provisions of the Code applicable to the Benefit Plans, each Benefit Plan's governing documents, and any oral or written representations regarding the Benefit Plan which was made by the Company or any representative of the Company to any employee, participant or beneficiary of any Benefit Plan or to a representative or agent of any such employee, participant or beneficiary, and all other laws, restrictions, rulings, etc. applicable to such Benefit Plans.

          (d) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

          (e) There are (i) no pending investigations by any Governmental Entity involving the Benefit Plans, (ii) no termination proceedings involving the Benefit Plans, (iii) no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability to the Company or any other party, and (iv) no facts which could give rise to any material liability to the Company or any other party in the event of such investigation, claim, suit or proceeding.

          (f) Neither the Benefit Plans, the Company, any employee of the Company nor any trusts created thereunder or any trustee, administrator or other fiduciary or party in interest thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject the Company to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title I of ERISA.

          (g) Neither the Company nor its ERISA Affiliate has at anytime sponsored, contributed to or been obligated under Title I or Title IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).

          (h) On or after September 26, 1980, neither the Company nor its ERISA Affiliate has had an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) or has incurred a "complete or partial withdrawal" (as defined in ERISA Sections 4203 and 4205).

          (i) The Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Benefit Plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a "group health plan" within the meaning of Section 5000(b)(1) of the Code. The Company has not incurred any excise taxes or other taxes or penalties with respect to its group health plans.

          (j) The Company has not incurred and is not reasonably likely to incur any liability that is or could reasonably be expected to become a liability of the Company with respect to any plan or arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was discontinued or terminated before the date of this Agreement.

          (k) No payment which is or may be made by the Company, or from any Benefit Plan, to any employee, former employee, director or agent of the Company under the terms of any Benefit Plan, either alone or in conjunction with any other payment, will or could be characterized as an excess parachute payment under Section 280G of the Code.

          (l) The Company has not incurred any liability to provide death or medical benefits with respect to any current or former employee of the Company beyond retirement or other termination of employment other than as required by
Section 4890B of the Code.

          (m) All annual returns and reports, audited or unaudited financial statements, actuarial reports, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and complete, have been timely filed with the Internal Revenue Service and timely delivered to participants and there has been no material changes in the information set forth therein. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of the Company that is not in accordance with the written terms of such plans.

          (n) Except as set forth on the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee or director of the Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, (ii) increase or enhance any benefits payable under any Benefit Plan or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee or director.

          (o) Except for the individuals listed on the Company Disclosure Schedule, the Company has not, during the past two (2) years, employed or received services from any temporary, contingent or contract worker, or any independent contractor, for a period of more than thirty (30) calendar days during any twelve (12) month period. As to the individuals listed on the Company Disclosure Schedule, the Company has made available to Acquisition all agreements with such individuals and/or the agencies through which such individuals are employed. No such individual is eligible to participate in any Benefit Plan.

          (p) Each participant in or beneficiary of any Benefit Plan is a common law employee of the particular ERISA Affiliate which sponsors or maintains such Benefit Plan, or is entitled to such participation or benefit by virtue of his or her relationship (e.g., as a dependent or spouse) with a common law employee of such ERISA Affiliate.

          (q) Other than as specifically approved by Acquisition, neither the Company nor any representative of the Company has made or will make oral, written or other representations to any employee of the Company or to any other person or entity regarding the benefits, compensation or other terms or conditions of employment which will be provided by Acquisition. Whether or not a particular individual will or will not be hired by the Company after the Closing constitutes a term or condition of employment.

     SECTION 3.26 ENVIRONMENTAL MATTERS.

          (a) Definitions

               (i) "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

               (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or Acquisition or any of its Subsidiaries, as applicable, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               (iii)  "Environmental  Laws" means all federal,  state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

               (iv) "Hazardous Materials" means "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, as amended), "hazardous waste" (as defined by the Resource Conservation and Recovery Act, as amended), pesticides, petroleum, crude oil or any fraction thereof, radioactive material, and any pollutant, oil, contaminant, hazardous, extremely hazardous, dangerous or toxic chemical, material, waste or any other substance within the meaning of any Environmental Law or which could pose a hazard to the environment or the health and safety of any person.

               (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (b) Representations and Warranties

               (i) The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance, and there are no past or present (or to the knowledge of the Company and the Majority Shareholders, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by the Company and its Subsidiaries pursuant to applicable Environmental Laws are identified in Schedule 3.26 of the Company Disclosure Schedule.

               (ii) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company to conduct its business in full compliance with all applicable Environmental Laws immediately following the Effective Time, as conducted by the Company and its Subsidiaries immediately prior to the Effective Time. To the extent that such transfers or additional permits and other governmental authorizations are required, the Company and its Subsidiaries agree to cooperate with Acquisition to effect such transfers and obtain such permits and other governmental authorizations prior to the Effective Time, to the extent practicable and to the extent that such permits and governmental authorizations may be obtained or transferred pursuant to Applicable Law or regulation prior to the Effective Time.

               (iii) There is no Environmental Claim pending or, to the knowledge of the Company and of the Majority Shareholders, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company and the Majority Shareholders, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

               (iv) To the best knowledge of the Company and the Majority Shareholders, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company and the Majority Shareholders, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (v) The Company and its Subsidiaries have not, and to the knowledge of the Company and the Majority Shareholders, no other person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment).

               (vi) The Company has delivered or otherwise made available for inspection to Acquisition true, correct and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or regarding the Company's or any of its Subsidiaries' compliance with applicable Environmental Laws.

               (vii) Without in any way limiting the generality of the foregoing, any properties currently owned, operated or leased by the Company and its Subsidiaries do not, to the knowledge of the Company and the Majority Shareholders, contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

     SECTION 3.27 LABOR MATTERS. To the best knowledge of the Company and the Majority Shareholders, except as described in Schedule 3.27 of the Company Disclosure Schedule:

          (a) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice.

          (b) There is no unfair labor practice complaint against the Company pending or, to the best knowledge of the Company and the Majority Shareholders, threatened before the National Labor Relations Board.

          (c) There is no labor strike, dispute, slowdown, or stoppage actually pending or, to management's best knowledge, threatened against or affecting the Company.

          (d) The Company does not have a collective bargaining agreement with any union respecting any of its employees, and no union representation question exists respecting the Company's employees.

          (e) No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists.

          (f) No agreement that is binding on the Company restricts it from relocating or closing any of its operations.

          (g) There is no pending claim against the Company alleging discrimination against employees or former employees based on race, creed, color, gender, sexual preference, medical condition or disability, nor has there been any such claim in the past three (3) years.

          (h) The Company's relations with its employees are, on the whole, harmonious, and neither the Company nor the Majority Shareholders are aware of any reason or circumstance that would cause a material portion of such employees, or any key employee of the Company, not to continue in the employ of Acquisition as contemplated hereunder.

          (i) The Company has fewer than one hundred (100) employees, is not an "employer" within the definition under 29 U.S.C. 2101 (a)(1), and is not subject to the notice and other requirements of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq.

     SECTION 3.28 EMPLOYEES. Set forth in Schedule 3.28 of the Company Disclosure Schedule is an accurate and complete list of the names, titles, dates of hire and current rates of pay of all the Company's employees as of October 30, 1999. The Company will give Acquisition full access to the personnel files of the employees listed in Schedule 3.28.

     SECTION 3.29 SUPPLIERS. Set forth in Schedule 3.29 of the Company Disclosure Schedule is a list of (a) the ten (10) largest suppliers to the Company in terms of purchases during the ten (10) month period ended October 30, 1999; and (b) a statement showing the approximate total purchases from each supplier listed pursuant to the foregoing during the relevant period. The Company is satisfied with its relationships with all of its suppliers and has no reason to believe that its supply of any item or raw material will be interrupted or terminated in the foreseeable future or, if terminated, that such supply cannot be replaced at reasonable cost within a reasonable period of time. Neither the Company nor the Majority Shareholders are aware of any threats or other specific facts giving it reason to believe that the consummation of the transaction contemplated by this Agreement will adversely affect the Company's current business relationship with any of its suppliers.

     SECTION 3.30 CUSTOMERS. Set forth in Schedule 3.30 of the Company Disclosure Schedule is a list of (a) the ten (10) largest customers of the Company in terms of sales during the ten (10) month period ended October 30, 1999; and (b) a statement showing the approximate total sales to each customer listed pursuant to the foregoing during the relevant period. Neither the Company nor the Majority Shareholders are aware of any threats or other specific facts giving it reason to believe that the consummation of the transaction contemplated by this Agreement will in and of itself adversely affect the Company's business relationship with any of its customers. Copies of all correspondence or other documents relating to complaints received by the Company during the two (2) years preceding the Closing Date from any of its customers, whether or not resolved, and any other pending customer complaints have heretofore been furnished to Acquisition by the Company has no obligation to accept any returns from or make any allowance to any customers by reason of alleged over shipments or defective supplies or services or to accept any returns of merchandise in the hands of customers under an understanding that the merchandise would be returnable, except for returns of merchandise in the ordinary course of business that are immediately replaced by or exchanged for substitute merchandise. The Company does not have any discount, credit, refund or trade-out agreement (including, but not limited to, special purchase terms, advertising allowances, corporate or volume rebates or returns), whether oral or written, with any customer. The Company does not have any liability to any of its existing or prior customers based on breach of contract or errors or defects in work performed or goods or materials supplied by the Company.

     SECTION 3.31 ACCOUNTS RECEIVABLE AND CONTRACTS RECEIVABLE; PREPAIDS. The accounts receivable and contracts receivable of the Company reflected on the Supplemental Financial Statement represent or will represent sales actually made and earned in the ordinary course of business. All such accounts receivable and contracts receivable have been collected or are collectible when due in the ordinary course of business net of any reserve therefor shown on the Supplemental Financial Statement. Such accounts receivable and contracts receivable are not subject to conditions as to payment, or to offsets, counterclaims or defenses of any kind or to allowances, returns or credits. All items shown as deposits or prepaid amounts on the Supplemental Financial Statement represent or will represent actual prepayments or deposits for which Acquisition will receive actual value of an equivalent amount in the ordinary course of business.

     SECTION 3.32 INVENTORY. The inventory reflected on the Supplemental Financial Statement has been or will be based on quantities determined by physical counts or measurements taken on the date thereof, and is valued at the lower of cost (determined on a first-in, first-out basis) or market. All inventory of the Company at Closing will consist of a quality and quantity usable and salable in the ordinary course of business. The quantities of all inventory of the Company at Closing will be reasonable in the present circumstances of its business. No items included in the inventory reflected on the Supplemental Financial Statement were or will be the property of any person other than the Company, except for sales made in the ordinary course of business, as to which sales either the buyer has made full payment or the buyer's liability to make payment is reflected on the Company's books and records. No items included in the inventory reflected on the Supplemental Financial Statement have been or will be pledged as collateral or are held or will be held by the Company on consignment from others.

     SECTION 3.33 PROFESSIONAL FEES. The Company has not paid or has not agreed to pay any attorneys' fees, accounting fees or other professional fees or costs (the "Professional Fees"), nor shall the Company pay any of Professional Fees, incurred in connection with the process of marketing the Company for sale in 1999 as well as the consummation of the transactions contemplated by this
Agreement in excess of one hundred thousand dollars ($100,000.00). The Shareholders have paid or made arrangements for the payment of Professional Fees in excess of one hundred thousand dollars ($100,000.00) from their separate funds.

     SECTION 3.34 AFFILIATE TRANSACTIONS. Except as disclosed on Schedule 3.34 of the Company Disclosure Schedule, or as contemplated by the transactions contemplated hereby, there are no material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent (5%) or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, of any such officer, director or beneficial owner, on the other hand.

     SECTION 3.35 TAKEOVER LAWS. The Shareholders shall not avail themselves of any "dissenter's rights", "fair price," "business combination," "control share acquisition" or similar statute which would apply to the transactions contemplated by this Agreement.

     SECTION 3.36 BROKERS. Except for First Commercial Group, 400 West Market Street, Greensboro, North Carolina 27401, no broker, finder or financial advisor retained by the Company or any of the Shareholders is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement. The Shareholders have paid or made arrangements for the payment of any and all brokerage, finder's or other such fee or commission incurred by the Company or the Shareholders from their separate funds.

     SECTION 3.37 DISCLOSURE. No representations or warranties by the Company in this Agreement and no statement contained in any schedule, document, certificate, or other written statement furnished or to be furnished by the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby are inaccurate, incorrect or incomplete in any material respect, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

     Except as set forth in the disclosure schedule of Acquisition attached hereto (the "Acquisition Disclosure Schedule") (each section of which qualifies to the correspondingly numbered representation and warranty), Parent and Acquisition, jointly and severally, represent and warrant to the Company and the Shareholders as follows:

     SECTION 4.1 ORGANIZATION AND GOOD STANDING.

          (a) Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

          (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

     SECTION 4.2 CORPORATE AUTHORITY.

          (a) Acquisition has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by its board of directors and the board of directors of Parent and no other corporate action on the part of Acquisition is necessary to authorize the execution and delivery by Acquisition of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes a valid and binding agreement of Acquisition and is enforceable against Acquisition in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent and is enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.3 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Acquisition or Parent in connection with the execution and delivery of this Agreement by Acquisition or Parent or is necessary for the consummation of the transactions contemplated hereby.

     SECTION 4.4 NON-CONTRAVENTION. The execution and delivery by Acquisition and Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any Contract applicable to Acquisition or Parent or any of their Affiliates, or result in the creation of any Lien upon any of the properties or assets of Acquisition or Parent or any of their Affiliates, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document, in each case as amended, of Acquisition or Parent or any of their Affiliates, (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or Parent or any of their Affiliates or any of their respective properties or assets (except for any national or supranational Antitrust Laws as to which no representation or warranty is being made).

     SECTION 4.5 BROKERS. No broker, finder or financial adviser is entitled to any brokerage, finder's or other fee or commission from Acquisition or Parent in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          The Shareholders, severally and not jointly, represent and warrant to Acquisition and Parent as follows:

     SECTION 5.1 AUTHORITY. This Agreement has been duly executed and delivered by each Shareholder and constitutes a valid and binding agreement of such Shareholder and is enforceable against each Shareholder in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.2 NON-CONTRAVENTION. The execution and delivery by each Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any Contract applicable to such Shareholder, or result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or any of its respective properties or assets as to which no representation or warranty is being made.

     SECTION 5.3 GOVERNMENT APPROVALS; REQUIRED CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to each Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or is necessary for the consummation of the transactions contemplated hereby.

     SECTION 5.4 TITLE TO SHARES OF COMPANY STOCK. Each Shareholder has good and valid title to its shares of Company Stock. None of such shares of Company Stock are subject to any Liens.

     SECTION 5.5 PERFORMANCE UNDER EMPLOYMENT AGREEMENTS. No medical condition exists which shall prevent any of the Employee Shareholders from performing the obligations contained in the employment agreements described in subsection 2.1(d).

     SECTION 5.6 DISCLOSURE. No representations and statements of each Shareholder contained in this Agreement and no statement contained in any schedule, document, certificate, or other written statement furnished or to be furnished by the Shareholders or any of their respective representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby are inaccurate, incorrect or incomplete in any material respect, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                       CONDUCT OF BUSINESS PENDING CLOSING

     SECTION 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING CLOSING. Prior to the Effective Time, unless Acquisition shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, including, without limitation, Article III hereof, or as set forth in Schedule 6.1 of the Company Disclosure Schedule, the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course and the Company shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless Acquisition shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, including, without limitation, Article III hereof, or as set forth in Schedule 6.1 of the Company Disclosure Schedule, prior to the Effective Time the Company shall not, nor shall it permit any of its Subsidiaries to:

          (a) (i) amend its Articles of Incorporation, as amended, bylaws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

          (b) authorize for issuance, issue (except upon the exercise of outstanding stock options granted in accordance with the terms of existing stock option plans) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

          (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material Contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

          (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities (other than trade payables), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of the Company, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary of the Company;

          (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than pursuant to the mandatory terms of any Company Contract in effect on the date hereof;

          (f) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its Subsidiaries is a party;

          (g) authorize or make capital expenditures in excess of five thousand dollars ($5,000.00) individually, or in excess of fifteen thousand dollars ($15,000.00) in the aggregate, other than as set forth in the Company Disclosure Schedule;

          (h) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

          (i) (i) adopt, enter into, terminate or amend in any material respect (except as may be required by Applicable Law) any plan for the current or future benefit or welfare of any director or officer, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, Contract, arrangement or other Company Plan other than in the ordinary course of business;

          (j) fail to preserve and protect the Company Intellectual Property Rights;

          (k) make any material change in its accounting or tax policies or procedures, except as required by law or to comply with GAAP;

          (l) fail to preserve intact its business and keep available the services of present employees, in each case in accordance with past practice, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

          (m) change the compensation or fringe benefits of any officer, director, employee or consultant, except for ordinary merit increases for employees based on periodic reviews in accordance with past practices, or enter into or modify any plan or any employment, severance or other agreement with any officer, director, employee or consultant of the Company or its Subsidiaries; or

          (n) enter into any Contract with respect to any of the foregoing.

     SECTION 6.2 EFFECT OF FAILURE TO COMPLY. The failure of the Company to fulfill each condition and perform each of the covenants and agreements contained in Section 6.1 shall constitute a breach of this Agreement by the Company and each of the Majority Shareholders, but shall not constitute a breach of this Agreement by any other Shareholder.

                                   ARTICLE VII

                       ADDITIONAL AGREEMENTS AND COVENANTS

     SECTION 7.1 ACCESS AND INFORMATION. The Company shall (and shall cause its Subsidiaries and its respective officers, directors, employees, auditors and agents to) afford to Acquisition, Parent and to their officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under Applicable Law as advised by counsel) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants, software, technology, technology rights and personnel and the Company's current customers, prospects and, upon prior notice to the Company, third parties which may claim a proprietary right to the Company's property (including telephone interviews and site visits).

     SECTION 7.2 NO SOLICITATION. From the date hereof until the Effective Time, the Company and each of the Shareholders agrees that neither it, any of its respective Subsidiaries or Affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant part of the assets or capital stock of the Company or any Subsidiary of the Company (an "Purchase Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Acquisition, Parent and their representatives) with respect to any Purchase Transaction, or which may reasonably be expected to lead to a proposal for an Purchase Transaction or enter into any agreement, arrangement or understanding with respect to any such Purchase Transaction or which would require it to abandon, terminate or fail to consummate any transaction contemplated by this Agreement.

     SECTION 7.3 REASONABLE BEST EFFORTS.

          (a) Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under Applicable Law and regulations to ensure that the conditions set forth in Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

          (b) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to (any of the foregoing being a "Consent"), of any Governmental Entity or any other person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement.

          (c) Each party hereto shall promptly inform the other of any material communication from the United States Federal Trade Commission, the United States Department of Justice, the United States Department of Commerce, or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

     SECTION 7.4 PUBLIC DISCLOSURE; CONFIDENTIALITY.

          (a) Acquisition or Parent may issue a public announcement of the execution of this Agreement and the transactions contemplated hereby, either with the consent of the Company and the Shareholders, or without such consent if such an announcement is, in the opinion of Acquisition's counsel, required by or advisable under Applicable Law, rule or regulation, in which case, Acquisition shall give the Company notice of and an opportunity to review and comment on the proposed announcement. None of the remaining parties will make a public disclosure or publicity release pertaining to the existence of this Agreement or the subject matter hereof without notifying, consulting with and obtaining the consent of Acquisition thereto; provided, however, that notwithstanding the foregoing, each party shall be permitted to make such disclosure to the public or to government authorities as its counsel shall deem necessary to maintain compliance with and prevent violation of applicable federal or state laws, subject to review and comments by the other party. In addition, the Company and Acquisition or Parent may make limited disclosures relative to the existence of this Agreement in order to accomplish the due diligence provided for in this Agreement.

          (b) Until the Effective Time (or the earlier termination of this Agreement), Acquisition and Parent will, and will cause their employees and agents to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all the Company Confidential Information (as hereinafter defined) and will not disclose the same to any person. If this Agreement is terminated, Acquisition and Parent will promptly return to the Company all documents received by Acquisition and Parent containing the Company Confidential Information. "The Company Confidential Information" means all information of any kind concerning the Company, wherever obtained, except information:

               (i)   ascertainable   or  obtained   from  public  or   published
information,

               (ii) received from a third party not known to Acquisition or Parent to be under an obligation to the Company to keep such information confidential,

               (iii) which is or becomes known to the public (other than through a breach of this Agreement),

               (iv) which Acquisition or Parent can demonstrate was in its possession prior to disclosure thereof to Acquisition or Parent in connection with this Agreement, or

               (v) which Acquisition or Parent can demonstrate was independently developed by it.

          (c) Until the Effective Time (or the earlier termination of this Agreement) the Company will, and will cause its employees and agents to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Acquisition Confidential Information (as hereinafter defined) and will not disclose the same to any person. If this Agreement is terminated, the Company will promptly return to Acquisition all documents received by the Company containing Acquisition Confidential Information. "Acquisition Confidential Information" means all information of any kind concerning Acquisition or Parent, wherever obtained, except information:

               (i)   ascertainable   or  obtained   from  public  or   published
information,

               (ii) received from a third party not known to the Company to be under an obligation to Acquisition to keep such information confidential,

               (iii) which is or becomes known to the public (other than through a breach of this Agreement),

               (iv) which the Company can demonstrate was in its possession prior to disclosure thereof to the Company in connection with this Agreement, or

               (v) which the Company can demonstrate was independently developed by it.

          (d) Until the Effective Time (or the earlier termination of this Agreement) each Shareholder will, and, to the extent applicable, will cause its employees and agents to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Acquisition Confidential Information and will not disclose the same to any person. If this Agreement is terminated, each Shareholder will promptly return to Acquisition all documents received by said Shareholder containing Acquisition Confidential Information.

     SECTION 7.5 EXPENSES.

          (a) Each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

          (b) If the transactions contemplated by this Agreement are not consummated, the Company and each Shareholder shall each pay all of its costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) in connection with this Agreement and the transactions contemplated hereby, and Acquisition and Parent shall pay all of their costs and expenses (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) in connection with this Agreement and the transactions contemplated hereby.

          (c) Notwithstanding anything contained herein to the contrary, the cumulative amount of Professional Fees which the Company has paid or must pay in connection with the process of marketing the Company for sale in 1999 as well as the consummation of the transactions contemplated by this Agreement shall not exceed one hundred thousand dollars ($100,000.00) and any amount incurred in excess of such amount shall be payable by the Shareholders from their separate funds.

     SECTION 7.6 SUPPLEMENTAL DISCLOSURE. The Company shall give prompt notice to Acquisition, and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in
Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

     SECTION 7.7 DISCLOSURE STATEMENTS. Prior to the Closing, the Company promptly will supplement or amend the Company Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to the Company Disclosure Schedule shall affect the conditions to Acquisition's obligation to consummate the transactions contemplated by this Agreement.

     SECTION 7.8 EMPLOYEE BONUS. Prior to the Effective Time, the Company shall have paid in full or otherwise discharged its obligation to pay any bonus, percentage compensation, service award or other like benefit which had been granted or agreed to by the Company and earned prior to the Effective Time, whether or not the date upon which payment is required occurs prior to the Effective Time. The amount of such bonus, percentage compensation, service award or other like benefit shall not exceed eighty-three thousand fifty-two dollars ($83,052.00) and the name of each person and the amount payable to such person is set forth on Schedule 7.8 of the Company Disclosure Schedule. The Company shall terminate any and all plans, programs or arrangements for a bonus, percentage compensation, service award or like benefit prior to the Effective Time.

     SECTION 7.9 AUTOMOBILE LEASES. Prior to the Effective Time, the Majority Shareholders shall have been assigned lease agreements between the Company and

          (a) Charlotte Import Cars, Inc., dated November 12, 1997 for the use of a 1998 Volvo; and

          (b) Charlotte Import Cars, Inc., dated August 30, 1998 for the use of a 1999 Volvo;

          and shall have obtained releases of the Company in form and substance satisfactory to Acquisition, from any and all obligations under said lease agreements. In addition, prior to the Effective Time, the Company shall have terminated or assigned to the Majority Shareholder policies of insurance entered into by the Company pursuant to said lease agreements. The Majority Shareholders shall have obtained equivalent insurance coverage in their names for the vehicles covered by said lease agreements if the Company's policies of insurance have been terminated.

     SECTION 7.10 OFFICER RELEASES AND EMPLOYEE OFFERS OF EMPLOYMENT.

          (a) Prior to the Effective Time, the Company shall have obtained from each of the Company's officers a general release of any and all claims the officers may have against the Company arising out of their employment with the Company, except for unused vacation time. The foregoing sentence shall not apply to any claim for workers' compensation or unemployment benefits. Any consideration, cost or expense incurred with respect to obtaining, negotiating or preparing of documents evidencing the general release shall be borne by the Majority Shareholders. Such general release shall be in a form acceptable to Acquisition.

          (b) Prior to the Effective Time, each employee of the Company employed as of the date of this Agreement shall have accepted an offer of employment from Acquisition on substantially the same terms as such employee was employed by the Company prior to the Effective Time.

     SECTION 7.11 RELEASE FROM STOCK GRANT PROGRAM. Prior to the Effective Time, the Company shall have obtained from David N. Westbrook and Brian A. Cooper a general release of any and all claims each of them may have against the Company or the Majority Shareholders with respect to any program, promise, agreement, plan or arrangement pursuant to which each may have been entitled, at any time prior to or after the Effective Time, to receive any shares of Company Stock or other equity interests of the Company or any options, warrants, agreements, arrangements, commitments or other rights to receive any shares of Company Stock or other equity interests of the Company. Any consideration, cost or expense incurred with respect to obtaining, negotiating or preparing of the document evidencing such release shall be borne by the Majority Shareholders. The form of the general release described in this Section 7.11 shall be acceptable to Acquisition.

     SECTION 7.12 LINE OF CREDIT. Prior to the Effective Time, the Company shall have terminated its line of credit dated June 11, 1999 with Branch Banking & Trust Company, 6869 Fairview Road, Charlotte, North Carolina 28210-3384, and shall have satisfied any promissory notes or other indebtedness issued thereunder and shall have obtained a termination and release of any security interest issued by the Company to Branch Banking & Trust Company to secure the obligations of the Company under said line of credit in a form acceptable to Acquisition.

     SECTION 7.13 DISPUTED CONTRACT AMOUNT.

          (a) Prior to the Effective Time, the Company shall have assigned to the Majority Shareholders any proceeds of payment the Company may receive pursuant to that certain subcontract agreement entered into between the Company and Ernst & Young, LLP, a Delaware limited liability partnership dated on or about December 15, 1998 and the Company shall have received in cash or immediately available funds the sum of two hundred twenty six thousand six hundred nineteen and 86/100 ($226,619.86) in consideration of such assignment, less any amount actually paid by Ernst & Young, LLP, in respect of said subcontract agreement prior to the Effective Time. The form of any such assignment shall be acceptable to Acquisition. The Majority Shareholders shall prosecute for its own account, but in the name of the Company, the mediation and arbitration of the dispute between the Company and Ernst & Young, LLP, Case Number 31 174 0011999, before the American Arbitration Association, 2200 Century Parkway, Suite 300, Atlanta, Georgia 30345; provided, however, the Majority Shareholders shall indemnify Acquisition and its Affiliates for all costs, loss, damage and expense (including actual attorneys' fees, expert witness fees, accountants' fees and cost of arbitration or court costs) incurred with respect to said mediation and arbitration and any judicial proceedings initiated to enforce any award of a mediator or arbitrator. Acquisition may offset the Promissory Note in accordance with Section 12.5 for any such loss, cost, damage or expense incurred by the Majority Shareholders in connection with the prosecution of said mediation and arbitration. Prior to the Effective Time, any claims for the costs of said mediation and arbitration, court costs and fees of attorneys, accountants, expert witnesses, mediators or arbitrators incurred by the Company with respect to said mediation and arbitration shall have been paid and discharged in full.

          (b) For so long as the Majority Shareholders are actively contesting said mediation and arbitration or any judicial proceeding resulting therefrom, Acquisition shall, and shall cause the Company, to cooperate with the Majority Shareholders in the prosecution of said mediation and arbitration or judicial proceeding make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection within said prosecution, all of the sole cost and expense of the Majority Shareholders.

          (c) In the event Acquisition or the Company collects or receives after the Closing Date any amounts in respect of the subcontract agreement described in subsection 7.13(a) above, Acquisition shall, without demand, pay over or cause the Company to pay over, to the Majority Shareholders said amounts.

     SECTION 7.14 LIEN SEARCH. At least ten (10) days prior to the Closing Date, Acquisition shall have received from the Company a lien search disclosing the absence of Liens on the assets of the Company, except as disclosed on Schedule
7.15 of the Company Disclosure Schedule, as recorded in the offices of each state and each political subdivision thereof in which the Company has business operations and in which recording is required by Applicable Law.

     SECTION 7.15 SUPPLEMENTAL FINANCIAL STATEMENT. The Company shall present to Acquisition not later than thirty (30) days after the Closing Date a financial statement, in the same form as described in Section 3.11, for the period which ends on the Closing Date ("Supplemental Financial Statement"). The representations and warranties contained in Section 3.11 shall apply to the Supplemental Financial Statement.

     SECTION 7.16 STOCKHOLDERS' EQUITY. The amount of the stockholders' equity of the Company shall not be less than four hundred twenty-five thousand dollars ($425,000.00) as shown on the Supplemental Financial Statement. The calculation of the stockholders' equity of the Company on the Supplemental Financial Statement shall be performed in the same manner as the calculations of such amount on the Financial Statements.

     SECTION 7.17 SHAREHOLDER LOAN. The promissory notes payable by the Company to Roger A. Gilmartin dated January 22, 1999 and February 8, 1999 each in the original principal amount of fifty thousand dollars ($50,000.00), shall have been satisfied in full prior to the Effective Time and the Company shall have received evidence of the satisfaction from Roger A. Gilmartin in a form acceptable to Acquisition.

     SECTION 7.18 COMPANY CHECKS. Pending Closing, the Company shall not permit any person other than a Shareholder to sign any checks or drafts drawn on any account of the Company.

     SECTION 7.19 OPTION PLANS. Prior to the Effective Time, the Company shall have terminated any plan, program, agreement or arrangement, oral or written, pursuant to which any shares of the Company Stock or other securities of the Company or any options, warrants or other rights to acquire shares of Company Stock or other securities may be issued, sold or granted to any person.

     SECTION 7.20 INSURANCE. Prior to the Effective Time, the Company shall have terminated any plan, program, agreement or arrangement, oral or written, pursuant to which the Company has provided to any employee any benefit in the form of a life insurance benefit.

     SECTION 7.21 AUDIT OF COMPANY'S FINANCIAL STATEMENTS. Prior to the Effective Time, Company shall use its best efforts to complete an audit of its financial statements as needed to enable Parent to comply with its SEC reporting and registration obligations. Company shall use its best efforts to facilitate Company's accountants entering into an agreement with Parent to the effect that such accountants shall permit the use of Company's audited financial statements, with appropriate audit opinions and consents, in connection with satisfying Parent's disclosure obligations under federal and state securities laws.

     SECTION 7.22 EFFECT OF FAILURE TO COMPLY. The failure of the Company to fulfill each condition and perform each of the covenants and agreements contained in this Article VII shall constitute a breach of this Agreement by the Company and each of the Majority Shareholders, but shall not constitute a breach of this Agreement by any other Shareholder.

                                  ARTICLE VIII

                           CONDITIONS TO CONSUMMATION

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT TRANSACTIONS. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity which the failure to obtain, make or occur would have the effect of making the transactions contemplated hereby illegal or would have a material adverse effect on Acquisition or the Company, assuming such transactions had taken place, shall have been obtained, shall have been made or shall have occurred.

          (b) NO INJUNCTION. No Governmental Entity having jurisdiction over the Company or Acquisition, any of their respective Subsidiaries, or any Shareholder shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein.

          (c) LITIGATION. There shall not have been instituted or be pending any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which questions the validity or legality of the transactions contemplated by this Agreement.

     SECTION 8.2 CONDITIONS TO OBLIGATION OF ACQUISITION. The obligation of Acquisition to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Acquisition:

          (a) Representations and Warranties. The representations and warranties of the Company and the Majority Shareholders shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect and a certificate from each of the Majority Shareholders to such effect.

          (b) Performance of Obligations of the Company and the Shareholders. The Company and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect and by an authorized officer, if a corporation, of each of the Shareholders to such effect.

          (c) Opinion of Company Counsel. Acquisition shall have received an opinion of Wishart, Norris, Henninger & Pittman, P.A., counsel to the Company and the Majority Shareholders dated as of the Effective Time, in substantially the form described on Schedule 8.2(c) attached hereto and incorporated herein by this reference. As part of the said opinion, Acquisition agrees to pay the cost of a supporting opinion letter from Florida counsel which is required by Acquisition.

          (d) Material Adverse Change. Since the date of this Agreement, there shall have been no event or occurrence which has had, or would reasonably be expected to have, a material adverse effect individually or in the aggregate, on the business, financial condition or results of operations of the Company or its Subsidiaries, and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (e) Delivery of Consents. The Company shall have delivered to Acquisition the written consent or approval of each person listed in the Company Disclosure Schedule whose consent or approval is required in connection with this Agreement.

          (f) Due Diligence of Oracle. Acquisition shall have completed a due diligence review of the Service Provider Agreement between the Company and Oracle Corporation ("Oracle") dated October 26, 1999, and shall have determined in its sole and absolute discretion that (i) there exists no default on the part of the Company or Oracle under such agreement nor does there exist any condition which (including the execution of this Agreement or the consummation of the transactions contemplated hereby) would constitute a default by the Company or Oracle or create of right of termination for cause of such agreement on the part of Oracle, (ii) there is a substantial likelihood that Oracle will not exercise its right to terminate such agreement without cause prior to the end of its stated term, and (iii) there is substantial likelihood that Oracle will enter into a successor to such agreement with Acquisition.

          (g) Customer Contact. Acquisition shall have completed interviews of the Company's past and present clients and customers and entities which have been delivered written proposals by the Company and the results of such interviews are satisfactory to Acquisition in its sole discretion. Acquisition shall coordinate the scheduling of such interviews with the Company.

          (h) Contract Labor Sources. Acquisition shall have completed its review of each person or entity with which the Company has an agreement or arrangement pursuant to which the Company is furnished with the services of leased employees or any other form of contract labor and the results thereof are satisfactory to Acquisition in its sole discretion. Acquisition shall coordinate the scheduling of contracts with such person or entity with the Company.

     SECTION 8.3 CONDITIONS TO OBLIGATION OF THE SHAREHOLDERS. The obligation of the Shareholders to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

          (a) Representations and Warranties. The representations and warranties of Acquisition and Parent shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received certificates signed on behalf of Acquisition and Parent by the chief executive officer or the chief financial officer of each to such effect.

          (b) Performance of Obligations of Acquisition and Parent. Acquisition and Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Acquisition and Parent by the chief executive officer or the chief financial officer of each to such effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no event or occurrence which has had, or would reasonably be expected to have, a material adverse effect individually or in the aggregate, on the business, financial condition or results of operations of Acquisition or Parent, and Company shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

     SECTION 8.4 CONDITIONS AMONG SHAREHOLDERS. The obligation of Deborah M. Bowen and Mark W. Brydges to effect the transactions contemplated by this Agreement shall be subject to the performance of each covenant and agreement and the fulfillment of each condition required of the Majority Shareholders under this Agreement. Provided, however, in the event Acquisition waives the fulfillment of any condition or the breach of this Agreement by the Majority Shareholders, such waiver shall constitute a waiver of this Section 8.4 by Deborah M. Bowen and Mark W. Brydges. The obligation of the Majority Shareholders to effect the transactions contemplated by this Agreement are not subject to the performance of any covenant or agreement or the fulfillment of any condition by either of Deborah M. Bowen or Mark W. Brydges.

                                   ARTICLE IX

                            POST-CLOSING OBLIGATIONS

     SECTION 9.1 PROFIT SHARING PLAN.

          (a) At Closing, the Company shall provide Acquisition a copy of a resolution of its board of directors terminating the Company's 401(k) profit sharing plan (the "Plan"). Prior to the Effective Time, the Company shall take all necessary steps to terminate the Plan including, but not limited to:

               (i) establishment of a termination date for the Plan;

               (ii) restatement of the Plan to comply with changes in the tax laws made by SBJPA, USERRA, GATT and TRA >97;

               (iii) service of a notice of significant reduction in benefits that meets the requirements of section 204 of ERISA to all participants in the Plan. This notice shall be given to all parties required to receive such notice at least fifteen (15) days prior to the termination date; and

               (iv)  requisition  of  a  favorable   determination  letter  upon
termination by filing Form 5310, and all required attachments thereto, with the Internal Revenue Service.

          (b) Notwithstanding the fact that Acquisition shall become the sole shareholder of the Company after the Effective Time, the responsibility for the administration of the final distribution of assets from the Plan shall be the responsibility of the Majority Shareholders. Any and all responsibility for the correction of operational defects that may or may not affect the qualified status of the Plan shall be the responsibility of the Majority Shareholders. After the Effective Time, Acquisition shall cause the Company to file any and all reports that are required to be filed with the United States Department of Labor and the Internal Revenue Service with respect to the Plan based on the books and records of the Company existing prior to the Effective Time. Acquisition's responsibilities with respect to the preceding sentence shall not impose upon it any responsibilities of sponsorship of the Plan. The Majority Shareholders shall indemnify, save and hold harmless Acquisition with respect to any loss, cost, damage, assessment or expense (including reasonable attorneys' fees and court costs), incurred with respect to the establishment, administration and termination of the Plan.

     SECTION 9.2 SHORT YEAR TAX RETURN. In the event any Tax Return shall be due for a period which is less than the entire taxable year of the Company in which the Closing occurs as a result of the liquidation of the Company by Acquisition in a transaction described in Section 332 of the Code, any reorganization described in Section 368(a)(1) of the Code in which the Company is not the surviving entity, the addition of the Company as members of the affiliated group of corporations which includes Acquisition and any other reason requiring that a Tax Return be filed for such period, the Majority Shareholders shall cause such Tax Return to be filed not later than its due date and shall bear the cost and expense of the preparation of the Tax Return. Any tax due with such Tax Return shall be subject to provisions of Article XII. Acquisition shall cause the Company to make available to the Majority Shareholders access to the Company's books and records as shall be necessary for the preparation of the Tax Return and shall cooperate with the Majority Shareholders in the preparation of the Tax Return.

     SECTION 9.3 POST-CLOSING AUDIT. After the Closing Date, Parent shall cause audited financial statements of the Company for its periods ending December 31, 1998 and September 30, 1999 to be prepared by Parent's independent certified public accountant in order that the transactions contemplated by this Agreement may be reported by Parent in accordance with rules and regulations of the United States Securities and Exchange Commission. The cost of the preparation of such financial statements shall be borne by Parent or Acquisition. After the Closing Date, the Shareholders shall cooperate with Parent, Acquisition and the Company in the preparation of such financial statements.

                                    ARTICLE X

                              RESTRICTIVE COVENANTS

     SECTION 10.1 GENERAL. The Shareholders agree to the restrictive covenants contained in this Article X in partial consideration for the purchase by Acquisition of the shares of the Company Stock owned by the Shareholders.

     SECTION 10.2 PROTECTABLE INTERESTS.

          (a) The Shareholders acknowledge and agree that the transactions contemplated by this Agreement will cause the transfer to Acquisition the historic business of the Company as a going concern. In acquiring the Company as a going concern, Acquisition will acquire the goodwill established by the
Company including the goodwill associated with trade names and product reputations.

          (b)  After  the  Effective  Time,   Acquisition  intends  to  continue
substantial relationships developed by the Company and the Shareholders with specific customers.

          (c) The Shareholders acknowledge and agree that, after the Effective Time, Acquisition shall transfer the assets of the historic business of the Company to itself in a liquidation of the Company, a reorganization of the Company described in Section 368(a)(1) of the Code or another form of transfer.

          (d) The Shareholders know certain trade secrets of the Company as defined in Section 688.002(4), Fla. Stat., and valuable confidential business information that does not qualify as a trade secret in the operation of the Company's business.

          (e) The Shareholders further acknowledge and agree that the provisions of this Article X are intended and shall be within the scope of Section 542.335, Fla. Stat., and shall be in addition to any restrictive covenants contained in any employment agreements between the Shareholders and Acquisition.

          (f) The Shareholders acknowledge and agree that the Purchase Price was agreed to by Acquisition in reliance upon the Shareholders agreeing to and abiding by the provisions of this Article X.

          (g) The Shareholders acknowledge and agree that the market for the business of the Company is world-wide and that prohibiting the Shareholders from competing with Acquisition or the Company is necessary to protect the investment made by Acquisition in Company Stock.

     SECTION 10.3 COVENANT NOT TO COMPETE.

          (a) The Majority Shareholders covenant and agree that for a period of seven (7) years following the Effective Time, each of them shall not, either alone or with a combination of others, undertake any Business Activity (as hereinafter defined) competitive with any part of the business of Acquisition or the Company which is being acquired pursuant to this Agreement, in the continental United States, nor accept any employment or other commitment or otherwise engage in any activity that will require the Majority Shareholders to reveal or use any Confidential Information (as hereinafter defined) acquired prior to the Effective Time in the business of the Company, nor directly or indirectly, own, operate, manage, join, control, participate, in the ownership, management, operation and/or control of, or be paid or employed by or otherwise become associated with and provide assistance to as an employee, agent, advisor, independent contractor, officer, director, shareholder, owner or otherwise any Business Activity, which is directly, or indirectly, in competition with the business of Acquisition or the Company.

          (b) The Minority Shareholders covenant and agree that for a period of three (3) years following the Effective Time, each of them shall not, either alone or with a combination of others, undertake any Business Activity competitive with any part of the business of Acquisition or the Company which is being acquired pursuant to this Agreement, in the continental United States, nor accept any employment or other commitment or otherwise engage in any activity that will require the Minority Shareholders to reveal or use any Confidential Information acquired prior to the Effective Time in the business of the Company, nor directly or indirectly, own, operate, manage, join, control, participate, in the ownership, management, operation and/or control of, or be paid or employed by or otherwise become associated with and provide assistance to as an employee, agent, advisor, independent contractor, officer, director, shareholder, owner or otherwise any Business Activity, which is directly, or indirectly, in competition with the business of Acquisition or the Company.

          (c) "Business Activity" shall mean consultation and implementation of Oracle Application Modules for clients utilizing Enterprise Resource Planning
(ERP).

     SECTION 10.4 SOLICITATION OF CUSTOMERS.

          (a) For a period of seven (7) years following the Effective Time, the Majority Shareholders shall not for themselves, or on behalf of any other person, persons, firm, partnership, corporation, or company, call upon any former customer of the Company or any prospective customer of the Company, or any customer of Acquisition or the Company for the purpose of soliciting, selling, renting, or other business promotion, products and/or services similar to products and services sold by Acquisition or the Company, nor will the Majority Shareholders in any way, directly or indirectly, induce, or attempt to induce any customer to sever or otherwise alter this relationship with Acquisition or the Company for the seven (7) year term following the Effective Time.

          (b) For a period of three (3) years following the Effective Time, the Minority Shareholders shall not for themselves, or on behalf of any other person, persons, firm, partnership, corporation, or company, call upon any former customer of the Company or any prospective customer of the Company, or any customer of Acquisition or the Company for the purpose of soliciting, selling, renting, or other business promotion, products and/or services similar to products and services sold by Acquisition or the Company, nor will the Minority Shareholders in any way, directly or indirectly, induce, or attempt to induce any customer to sever or otherwise alter this relationship with Acquisition or the Company for the three (3) year term following the Effective Time.

     SECTION 10.5 SOLICITATION OF EMPLOYEES.

          (a) For a period of seven (7) years following the Effective Time, the Majority Shareholders shall not for any reason, hire or retain the services of any agents or employees of Acquisition or its Subsidiaries or the Company for any purpose, or induce or attempt to induce any agent, employee, or representative of Acquisition or its Subsidiaries or the Company to sever or otherwise alter their relationship with Acquisition or its Subsidiaries or the Company.

          (b) For a period of three (3) years following the Effective Time, the Minority Shareholders shall not for any reason, hire or retain the services of any agents or employees of Acquisition or its Subsidiaries or the Company for any purpose, or induce or attempt to induce any agent, employee, or representative of Acquisition or its Subsidiaries or the Company to sever or otherwise alter their relationship with Acquisition or its Subsidiaries or the Company.

     SECTION 10.6 CONFIDENTIAL INFORMATION. The Shareholders shall not within a period of ten (10) years after the Effective Time publish, disclose or authorize anyone else to publish or disclose any Confidential Information to the public, directly or indirectly, nor to use the same in any way, or allow others to use such Confidential Information, except as expressly authorized by Acquisition in writing. The term "Confidential Information" shall mean all materials and information related to or associated with the Company's properties, assets and businesses, including information relating to customer lists, price lists, cost of goods and services and maintenance, and trade secrets as defined in Section 688.002(4), Fla. Stat.

     SECTION 10.7 SEVERABILITY. Each of the covenants contained in Section 10.3,
Section 10.4, Section 10.5 and Section 10.6 is a separate, distinct and severable obligation. In the event any of such covenants should be held invalid or unenforceable by a court of competent jurisdiction, the others shall not be affected thereby. The provisions of this Article X shall be applicable and enforceable regardless of any claim made by the Shareholders with respect to the inducement, making or breach of this Agreement or of any document or instrument (including the Promissory Note and Guaranty) furnished by Acquisition or Parent to the Company or the Shareholders pursuant to this Agreement.

     SECTION 10.8 COST OF LITIGATION. The Shareholders covenant and agree that, if any of the Shareholders shall violate any of the covenants and agreements provided for in this Article X, Acquisition and/or the Company shall suffer irreparable injury and shall be entitled to obtain preliminary and permanent injunctive relief prohibiting such practice in addition to any damages which may be suffered, together with reasonable attorneys fees and court costs (including at the appellate levels), in connection with any such litigation.

     SECTION 10.9 THIRD PARTY BENEFICIARY. Parent and the Company are expressly identified as beneficiaries of the restrictive covenants contained in this
Article X and the restrictive covenants contained herein were intended especially for the benefit of Parent and the Company. Parent and/or the Company may bring an action to enforce the provisions of this Article X in its own right and in its own name without the necessity of joining Acquisition as a party thereto.

     SECTION 10.10 ENFORCEMENT. If, in any judicial proceedings a court shall refuse to enforce any of the separate covenants set forth in this Article X, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area, or if deemed appropriate by such court, deemed eliminated from this Article X to the extent necessary to permit the remaining separate covenants to be enforced. The obligations of each Shareholder contained in this Article X shall be extended by the length of time during which such Shareholder shall have been in breach of such obligations and during which time Acquisition is required to seek compliance by judicial proceeding.

     SECTION  10.11  ASSIGNMENT.  The  restrictive  covenants  contained in this
Article X may be enforced by any permitted assignee or successor of Acquisition or the Company, including a successor by operation of law.

                                   ARTICLE XI

                                   TERMINATION

     SECTION 11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

          (a) by mutual written consent of Acquisition and the Majority Shareholders;

          (b) by either Acquisition or all of the Shareholders, if the Closing shall not have occurred on or before November 30, 1999 unless, in the case of any such termination pursuant to this Section 11.1(b), the failure of Closing to occur shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of such party's obligations under this Agreement;

          (c) by either Acquisition or the Majority Shareholders, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

          (d) by Acquisition, if there has been a breach of any of the representations or warranties, covenants or agreements of the Company or any of the Shareholders set forth in this Agreement; and

          (e) by the Shareholders, if there has been a breach of any of the representations or warranties, covenants or agreements of Acquisition set forth in this Agreement.

     SECTION 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article XI, the provisions of the last sentence of
Section 7.4 and Section 7.5 shall survive any termination of this Agreement; provided, however, that no party shall be relieved from liability for any breach of this Agreement.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

     SECTION 12.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party to this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in subsection 12.2(c) and subsection 12.2(d).

     SECTION 12.2 OBLIGATION OF SHAREHOLDERS TO INDEMNIFY. The Majority Shareholders, jointly and severally, agree from and after the Closing to indemnify, defend and hold Acquisition and its respective employees, officers, directors and other Affiliates harmless from and against the Indemnifiable Damages (as defined below).

          (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses of investigation) incurred or suffered by Acquisition, on a pre-tax consolidated basis, to the extent (i) resulting from or arising out of any failure by each Shareholder or the Company to fulfill, satisfy and discharge any of its obligations or breach any representation or warranty (without regard to any "material" or "material adverse effect" or knowledge qualifications) made by the Company or each Shareholder in or pursuant to this Agreement, (ii) resulting from or arising out of any breach of the covenants or agreements made by the Company or each Shareholder in this Agreement, (iii) resulting from any claim or demand of the nature described in subsection 12.2(b), (iv) resulting from any claim or demand of the nature described in Section 7.13 ("Section 7.13 Claim"); (v) any claim, demand, action or proceeding for a broker's or finder's fee incurred or allegedly incurred by the Company or any Shareholder on behalf of the Company, Acquisition or any Shareholder in connection with this Agreement, whether or not such claim, demand, action or proceeding constitutes a breach of any covenant, warranty or representation under this Agreement ("Broker Claim"); (vi) resulting from the operation or termination of the Plans or any other retirement or benefit plan ever maintained by the Company ("Plan Claim"), whether or not such claim, demand, action or proceeding constitutes a breach of any covenant, warranty or representation under this Agreement; or (vii) resulting from the failure of the Shareholders to convey good and valid title to one hundred percent (100%) of the issued and outstanding shares of Company Stock, free of Liens or any other claim, including any defect in the instrument of transfer of shares to Acquisition ("Ownership Claim"). For purposes of this Agreement, "Affiliate" means as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The Company shall be an Affiliate of Acquisition after the Effective Time. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by Contract or otherwise.

          (b) Indemnifiable Damages shall include any claim or demand by the Internal Revenue Service or a state taxing authority for the payment of any Taxes and penalties, interest and other additions to Taxes occurring after the Effective Time ("Tax Claim") for any Tax event occurring prior to the Effective Time. The Majority Shareholders' obligation under this subsection 12.2(b) shall apply whether or not any representation or warranty made by the Company or the Majority Shareholders in Section 3.14 or any other part of this Agreement has been breached and without regard to whether the Majority Shareholders, had any knowledge, actual or constructive, of the existence, potential or grounds for any Tax Claim.

          (c) Each of the representations and warranties made by the Company and each Shareholder in this Agreement or pursuant hereto shall survive for a period of three (3) years after the Closing Date, notwithstanding any investigation at any time made by or on behalf of Acquisition and upon expiration of such three
(3) year period, such representations and warranties shall expire except with respect to any Indemnifiable Damages arising out of a claim for statutory or common law fraud (a "Fraud Claim"), Tax Claim, Section 7.13 Claim, Broker Claim, Plan Claim or an Ownership Claim. No claim other than a Fraud Claim, Tax Claim, Broker Claim, Plan Claim or an Ownership Claim for the recovery of Indemnifiable Damages may be asserted by Acquisition against the Majority Shareholders after such representations and warranties shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by Acquisition by investigation, Acquisition shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

          (d) The obligation of the Majority Shareholders to indemnify Acquisition and its Subsidiaries shall be limited to the cumulative amount of Indemnifiable Damages which exceeds ten thousand dollars ($10,000.00), except that Indemnifiable Damages relating to any Fraud Claim, Tax Claim, Section 7.13 Claim, Broker Claim, Plan Claim or Ownership Claim shall be payable without regard to the foregoing limitation.

          (e) The obligation of the Majority Shareholders to indemnify Acquisition and its Subsidiaries shall further be limited to the cumulative amount of Indemnifiable Damages of seven hundred fifty thousand dollars ($750,000.00) ("Indemnity Limit") in excess of the amount described in subsection 12.2(d), except that the Indemnity Limit shall be increased to an amount which equals the Purchase Price to the extent a Fraud Claim, Tax Claim, Broker Claim, Plan Claim and/or an Ownership Claim, either separately or in conjunction with any other claim for Indemnifiable Damages, causes the cumulative amount of Indemnifiable Damages to exceed seven hundred fifty thousand dollars ($750,000.00).

     SECTION 12.3 REMEDIES NON-EXCLUSIVE. The remedies provided herein with respect to claims for Indemnifiable Damages shall not be exclusive. Acquisition shall not be precluded from asserting any other right, or seeking any other remedies against the Shareholders arising out of or related to a claim for Indemnifiable Damages.

     SECTION 12.4 PROCEDURE FOR INDEMNIFICATION. When Acquisition shall be entitled to assert a claim for indemnification pursuant to Section 12.2, the provisions of this Section 12.4 shall govern the procedure for indemnification.

          (a) Acquisition, when entitled to assert a claim for indemnification under this Agreement, shall give prompt written notice to the Majority Shareholders of any claim or event known to it which does or may give rise to a claim for indemnification hereunder by Acquisition against the Majority Shareholders; provided that the failure of Acquisition to give notice as provided in this Section 12.4 shall not relieve Acquisition of the Majority Shareholders' obligations under this Article XII. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a party to this Agreement (a "Third-Party Claim"), Acquisition shall also give the Majority Shareholders copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by Acquisition.

          (b) The Majority Shareholders may elect to compromise or defend, at the Majority Shareholders' own expense and by the Majority Shareholders' own counsel, any Third-Party Claim. If the Majority Shareholders elect to compromise or defend a Third-Party Claim, they shall, within thirty (30) days of its receipt of the notice provided pursuant to subsection 12.4(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify Acquisition of their intent to do so, and Acquisition shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Majority Shareholders shall pay Acquisition's actual out-of-pocket expenses incurred in connection with such cooperation. After notice from the Majority Shareholders to Acquisition of their election to assume the defense of a Third-Party Claim, the Majority Shareholders shall not be liable to Acquisition under this Article XII for any legal expenses subsequently incurred by Acquisition in connection with the defense thereof; provided that Acquisition shall have the right to employ counsel of its choice to represent Acquisition if, in Acquisition's reasonable judgment, a conflict of interest between Acquisition and the Majority Shareholders exists in respect of such Third-Party Claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Majority Shareholders. If the Majority Shareholders elect not to compromise or defend against a Third-Party Claim, or fail to notify Acquisition of their election as provided in this Section 12.4, Acquisition may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Majority Shareholders. The Majority Shareholders shall not consent to entry of any judgment or enter into any settlement without the written consent of Acquisition (which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which Acquisition is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to Acquisition of a release from all liability in respect of such Third-Party Claim.

          (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on Acquisition, other than as a result of money damages or other money payments for which Acquisition is entitled to indemnification hereunder, Acquisition will have the right, after consultation with the Majority Shareholders and at the cost and expense of the Majority Shareholders, to defend such Third-Party Claim.

          (d) If the amount of any Indemnifiable Damages shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by Acquisition to the Majority Shareholders.

     SECTION 12.5 PROMISSORY NOTE. The Promissory Note shall provide that if the Majority Shareholders elect not to compromise or defend a Third-Party Claim or fail to notify Acquisition of its election as provided in Section 12.4, or if any claim which is not a Third-Party Claim is not settled, compromised, or otherwise disposed of by the Majority Shareholders within thirty (30) days after receipt of notice thereof by Acquisition, Acquisition shall be entitled to offset against the Promissory Note any amount Acquisition paid or will have paid in order to settle, compromise or dispose of any such claim. Prior to asserting its right of offset, Acquisition shall provide the Majority Shareholders with fifteen (15) days prior written notice of its intent to offset during which period the Majority Shareholders may object in writing to the offset. During the remainder of said fifteen (15) days period after receipt of the Majority Shareholders' objection, Acquisition and the Majority Shareholders shall confer in good faith to resolve the objection. If the objection has not been resolved within said fifteen (15) day period, Acquisition shall be entitled to exercise its right of offset; provided, however, the Majority Shareholders shall be entitled to commence an action in a court of competent jurisdiction to obtain a determination of the validity of the offset by Acquisition. In any such litigation, the prevailing party shall be entitled to recover reasonable attorneys fees and court costs in addition to the other judicial relief obtained. Acquisition shall first exercise its right of offset against the Promissory Note to satisfy any claim of indemnification under this Article XII prior to seeking other remedies against the Majority Shareholders.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

     SECTION 13.1 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Acquisition, the Shareholders and the Company with respect to any of the terms contained herein.

     SECTION 13.2 WAIVER. At any time prior to the Effective Time, Acquisition, on the one hand, and the Company and the Majority Shareholders, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     SECTION 13.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one (1) day after delivery to a courier for next-day delivery.

            (a) If to Acquisition, to:

                        GEC Acquisition Corporation
                        1225 Evans Road
                        Melbourne, Florida 32904
                        Attention: Stuart P. Dawley, General Counsel
                        Telecopier: (407)952-7555

                with copies to:

                        O'Brien, Riemenschneider, Kancilia & Lemonidis, P.A. 1686 West Hibiscus Boulevard
                        Melbourne, Florida 32901
                        Attention: John R. Kancilia, Esq.
                        Telecopier: (407)728-0002

            (b) If to Parent, to:

                        Exigent  International,  Inc.
                        1225 Evans Road
                        Melbourne, Florida  32904
                        Attention:  Stuart P. Dawley,  General Counsel
                        Telecopier: (407)952-7555

                with copies to:

                        O'Brien, Riemenschneider, Kancilia & Lemonidis, P.A. 1686 West Hibiscus Boulevard
                        Melbourne, Florida 32901
                        Attention: John R. Kancilia, Esq.
                        Telecopier: (407)728-0002

            (c) If to the Company, to:

                        GEC North America Corporation
                        6100 Fairview Road, Suite 1100
                        Charlotte, North Carolina 28210
                        Attention: Roger A. Gilmartin
                        Telecopier: (704)556-7916

                with a copy to:

                        Wishart, Norris, Henninger & Pittman, P.A.
                        6832 Morrison Boulevard
                        Charlotte, North Carolina 28211
                        Attention: Robert B. Norris, Esq.
                        Telecopier: (704)364-0569

            (d) If to Roger A. Gilmartin:

                        Roger A. Gilmartin
                        3408 Stonier Court
                        Charlotte, North Carolina 28226

            (e) If to Jacqueline R. Gilmartin:

                        Jacqueline R. Gilmartin
                        3408 Stonier Court
                        Charlotte, North Carolina 28226

            (f) If to Deborah M. Bowen:

                        Deborah M. Bowen
                        101 Castles Gate Drive
                        Mooresville, North Carolina 28117

            (g) If to Mark W. Brydges:

                        Mark W. Brydges
                        8802 Tree Haven Drive
                        Charlotte, North Carolina 28270

     SECTION 13.4 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto and the Company Disclosure Schedule, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

     SECTION 13.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits and the Company Disclosure Schedule) constitutes the entire Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 13.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law.

     SECTION 13.7 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 13.8 SUBMISSION TO JURISDICTION. Each of the parties hereto:

          (a) consents to submit itself to the personal jurisdiction of any federal or state court sitting in Brevard County, Florida in the event any dispute arises out of this Agreement;

          (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and

          (c) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in Brevard County, Florida.

          Each of the parties hereto hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on this Agreement in any federal or state court sitting in Brevard County, Florida and each hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum.

     SECTION 13.9 SEVERABILITY. In case any one (1) or more of the provisions contained in this Agreement, or any portion thereof, should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions, or portions thereof, contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

     Section 13.10 Knowledge.

          (a) (i) The phrase "to the knowledge" of a natural person shall mean that the person does not have a current recollection of any fact or circumstance contradicting the statement.

               (ii) The phrase "to the best knowledge" of a natural person shall include the level of knowledge described by the phrase "to the knowledge" and additionally mean the knowledge of facts contained in written materials in the possession of such person and the knowledge which could have been obtained by an investigation reasonable in light of the transactions contemplated by this Agreement.

          (b) (i) The phrase "to the knowledge" used with respect to a corporation, partnership, limited liability company or other person or entity which is not a natural person ("Entity") shall mean the level of knowledge described in subsection 13.10(a)(i) above of each the Company's officers and directors and each partner, shareholder, member or other type of owner and information contained in the books, records, files and written materials of the Entity.

               (ii) The phrase "to the best knowledge" used with respect to the Entity shall mean the level of knowledge described in subsection 13.10(b)(i) above, the level of knowledge of each officer, director and owner described in subsection 13.10(a)(2) above and the knowledge which could be obtained by an investigation reasonable in light of the transactions contemplated by this Agreement.

          (c) In the event a statement is qualified as to a level of knowledge of multiple persons the use of either conjunction "and" or "or" shall be deemed to mean knowledge which as few as one (1) of such multiple persons possesses.

     SECTION 13.11 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same agreement.


                           [Signature page to follow.]

     IN WITNESS WHEREFORE, each of Acquisition, the Company and the Shareholders has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                            GEC ACQUISITION CORPORATION


                            By: /s/  B.R. Smedley
                                -----------------------------------------
                                Name:    B.R. Smedley
                                Title:   Chairman and Chief Executive Officer


                            EXIGENT INTERNATIONAL, INC.


                            By: /s/  B.R. Smedley
                                -----------------------------------------
                                Name:    B.R. Smedley
                                Title:   Chairman and Chief Executive Officer


                            GEC NORTH AMERICA CORPORATION


                            By: /s/   Roger A. Gilmartin
                                -----------------------------------------
                                Name:   Roger A. Gilmartin
                                Title:  President


                                /s/   Roger A. Gilmartin
                                -----------------------------------------
                                      ROGER A. GILMARTIN


                                /s/   Jacqueline R. Gilmartin
                                -----------------------------------------
                                      JACQUELINE R. GILMARTIN


                                /s/   Deborah M. Bowen
                                -----------------------------------------
                                      DEBORAH M. BOWEN


                                /s/   Mark W. Brydges
                                -----------------------------------------
                                      MARK W. BRYDGES